Exhibit 10.3

AMENDMENT NO. 1
TO THE
TRANSITION SERVICES AGREEMENT

NACCO Industries, Inc. (“NACCO”) and Hyster-Yale Materials Handling, Inc. (“Hyster-Yale”) hereby adopt this Amendment No. 1 to the Transition Services Agreement effective as of September 28, 2012 (the “Agreement”). The terms of this Amendment shall be effective on April 1, 2013. Words used herein with initial capital letters that are defined in the Agreement are used herein as so defined.

Section 1

Section 3.1(a) of the Agreement is hereby amended in its entirety to read as follows:

“In consideration for the Transition Services provided by or on behalf of NACCO under this Agreement during Transition Period, Hyster-Yale agrees to pay NACCO or a specified Subsidiary the monthly fees set forth in Schedule A attached hereto or such other amount as may be agreed by the parties in writing (the “HY Fees”). Other than the HY Fees and the expenses specified in Section 3.1, neither Hyster-Yale nor any of its Subsidiaries will be responsible for any fees or expenses incurred by NACCO or any of its Subsidiaries in connection with its or their provision of the Transition Services hereunder.”
Section 2

Section 3.2(a) of the Agreement is hereby amended in its entirety to read as follows:

“In consideration for the Transition Services provided by or on behalf of Hyster-Yale under this Agreement during the Transition Period, NACCO agrees to pay Hyster-Yale or a specified Subsidiary the monthly fees set forth in Schedule B attached or such other amount as may be agreed by the parties in writing (the “NACCO Fees”). Other than the NACCO Fees and the expenses specified in Section 3.2, neither NACCO nor any of its Subsidiaries will be responsible for any fees or expenses incurred by Hyster-Yale or any of its Subsidiaries in connection with its or their provision of the Transition Services hereunder.”
Section 3

Schedules A and B to the Agreement are each hereby amended in their entirety to read as follows:

“Schedule A
Transition Services To Be Performed by NACCO and Its Subsidiaries

Description of Transition Service	Monthly Fee(s)	Contact Person / Successor Contact Person*
Tax Support	$2,500	Jehanna Francis-Sable
IT operating system support services for Hyster-Yale	$500 plus a proportionate share of any third party costs incurred to separate IT systems, including the Global Compliance Contract and the Concur Contract	Zach Vinduska
Accounting Support	$500	Elizabeth Shaughnessy/Tom Maxwell

*NACCO may designate a successor contact person upon written notice to Hyster-Yale.”

“Schedule B
Transition Services To Be Performed by Hyster-Yale

Description of Transition Service	Monthly Fee(s)	Contact Person / Successor Contact Person*
General Accounting Support, including SEC	$7,500	Ken Schilling/Jennifer Langer
Tax Compliance and Consulting Support	$6,250	Greg Breier
IT operating system support services for NACCO	$500 plus a proportionate share of any third party costs incurred to separate IT systems, including the Global Compliance Contract and Concur Contract	John Bartho
Public Company Legal Support (SEC, NYSE, Sarbanes-Oxley, etc.)	$2,000	Chuck Bittenbender/Suzy Taylor
Employee Benefit and HR Legal and Consulting Support	$10,000	Mary Maloney
Compensation Support	$3,500	JoAnn Morano

*Hyster-Yale may designate a successor contact person upon written notice to NACCO.”

IN WITNESS WHEREOF, each of the signatories hereto has caused this Agreement to be signed by its duly authorized officer as of the date first above written.
NACCO INDUSTRIES, INC.
By: /s/ Mark E. Barrus
Name: Mark E. Barrus
Title: Vice-President and Controller

HYSTER-YALE MATERIALS HANDLING, INC.
By:     /s/ Charles A. Bittenbender
Name: Charles A. Bittenbender
Title: Vice-President, General Counsel and Secretary